UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 26, 2006

MTC TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49890	02-0593816
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4032 Linden Avenue, Dayton, Ohio	45432
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 252-9199

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Not applicable.

(e) Gutridge Consulting Agreement. On January 4, 2007, MTC Technologies, Inc., a Delaware corporation (the “Company”), entered into a consulting agreement, effective January 16, 2007 (the “Gutridge Consulting Agreement”), with David S. Gutridge. Mr. Gutridge previously advised the Board of Directors of the Company that he will be retiring from the position of Chief Executive Officer of the Company effective January 12, 2007, but will remain with the Company as a Director and as Secretary of the Company through the Company’s 2007 Annual Meeting of Stockholders.

Under the Gutridge Consulting Agreement, Mr. Gutridge will be employed by the Company as a Consulting Advisor from January 16, 2007 through January 15, 2009. During the term of the Gutridge Consulting Agreement, Mr. Gutridge will be paid an aggregate of $500,000 through bi-monthly and lump sum payments. Mr. Gutridge will be entitled to receive benefits generally available to employees of the Company, and will be entitled to receive annual incentive amounts with respect to 2006 as determined by the Compensation Committee of the Board of Directors of the Company in its sole discretion. In the event of a “Change in Control” (as defined in the Company’s 2002 Equity and Performance Incentive Plan (Amended and Restated February 25, 2004)), the amounts payable to Mr. Gutridge will be accelerated and immediately paid to him on or before the date of the Change in Control.

The Gutridge Consulting Agreement provides that Mr. Gutridge’s right to exercise stock options under the Company’s 2002 Equity and Performance Incentive Plan (Amended and Restated February 25, 2004) will expire on December 31, 2007 with respect to options that are “in-the-money” as of the date of the Gutridge Consulting Agreement, and will expire on September 15, 2008 with respect to all other stock options. Mr. Gutridge will also be reimbursed for reasonable expenses in connection with the performance of his duties under the Gutridge Consulting Agreement.

Under the Gutridge Consulting Agreement, the Company may terminate Mr. Gutridge for “cause” (as defined in the Gutridge Consulting Agreement) at any time, and Mr. Gutridge may terminate his employment upon 30 days’ prior written notice to the Company. The Gutridge Consulting Agreement contains confidentiality, non-disclosure, and non-disparagement provisions, and non-competition and non-solicitation provisions that extend for two years after any termination of the Gutridge Consulting Agreement. The Gutridge Consulting Agreement also contains a general release of claims against the Company and a covenant to not sue the Company. As of January 16, 2007, the Gutridge Consulting Agreement will supersede the Severance Agreement, dated November 1, 2005, by and between the Company and Mr. Gutridge, which Severance Agreement shall as of such date terminate and be of no further force or effect.

Weisert Consulting Agreement. On September 26, 2006, the Company also entered into a consulting agreement, effective January 1, 2007 (the “Weisert Consulting Agreement”), with Donald Weisert. The Company previously announced that Mr. Weisert would retire from the position of Chief Operating Officer effective August 14, 2006 and from the position of Executive Vice President effective January 1, 2007.

Under the Weisert Consulting Agreement, Mr. Weisert will be employed by the Company as a part-time Consulting Advisor from January 1, 2007 through December 31, 2007. During the term of the Weisert Consulting Agreement, Mr. Weisert will report to the Chief Operating Officer and will be paid, through bi-monthly payments: (1) at an annual rate of $235,000 from January 1, 2007 through April 30, 2007; and (2) at an annual rate of $117,500 from May 1, 2007 through December 31, 2007. Mr. Weisert will not be entitled to receive benefits generally available to employees of the Company, except for the right to participate in the Company’s 401(k) savings plan, but will be entitled to receive annual incentive amounts with respect to 2006 on the same basis and in the same amount as he would otherwise have received as Chief Operating Officer and a full-time employee of the Company.

The Weisert Consulting Agreement provides that Mr. Weisert’s right to exercise stock options under the Company’s 2002 Equity and Performance Incentive Plan (Amended and Restated February 25, 2004) will expire on December 31, 2007. Mr. Weisert will also be reimbursed for reasonable expenses in connection with the performance of his duties under the Weisert Consulting Agreement.

Under the Weisert Consulting Agreement, the Company may terminate Mr. Weisert for “cause” (as defined in the Weisert Consulting Agreement) at any time, and Mr. Weisert may terminate his employment upon 30 days’ prior written notice to the Company. The Weisert Consulting Agreement contains confidentiality, non-disclosure, and non-disparagement provisions, and non-competition and non-solicitation provisions that extend for two years after any termination of the Weisert Consulting Agreement. The Weisert Consulting Agreement also contains a general release of claims against the Company and a covenant to not sue the Company.

Deferred Compensation Plan. On December 22, 2006, to be effective January 1, 2007, the Company adopted the MTC Technologies, Inc. 2007 Deferred Compensation Plan (the “Plan”), an unfunded deferred compensation plan designed to provide an opportunity to defer compensation for management or highly compensated employees of the Company. The Plan is not a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended, or subject to provisions of the Employment Retirement Income Security Act of 1974, as amended, as set forth in the Plan.

A committee (the “Committee”) appointed by the Company will administer the Plan. The Committee is the named fiduciary and administrator under the Plan and in general is responsible for the management and administration of the Plan. The Company has determined that the Compensation Committee of the Board of Directors will serve as the Committee.

Eligibility to participate in the Plan is limited to salaried employees of the Company who are management or highly compensated employees, as selected by the Committee

(“Participants”). When selected to participate in the Plan, an employee may elect to defer a portion of his or her salary and/or bonus (“Compensation Deferrals”) in an amount not to exceed $75,000 annually. The Company will make Matching Contributions (as defined in the Plan) equal to an employee’s Compensation Deferrals, up to three percent (3%) of the employee’s compensation for the year. The Company may also make Discretionary Contributions (as defined in the Plan) to the Participant’s account. An account will be established for each Participant for the purposes of determining deferred compensation payable to the Participant based on Compensation Deferrals, Matching Contributions and Discretionary Contributions. Contribution amounts will earn interest at an annual rate equal to the five-year rolling average Moody’s Bond Record – Average Corporate Rate, which for the 2007 Plan Year is 6.5%. A Participant’s interest in Compensation Deferrals in the Plan, and interest credited thereon, will be 100% vested at all times. A Participant’s interest in Matching Contributions and Discretionary Contributions, and interest credited thereon, will vest in accordance with the participant’s Participation Agreement first provided notifying the employee of his selection to participate.

Deferred compensation benefits under the Plan will be payable upon termination of employment for any reason involving separation from service, as defined in Section 409(A) of the Internal Revenue Code (“Section 409(A)”). Benefit payments will be made in a single lump sum, or in annual installments as provided in the Plan, subject to permitted delays in payment in specified circumstances. Payments, in any case, will be made in a single lump sum if the value of the Participant’s account is $10,000 or less upon termination of employment for any reason. All costs of the Plan will be borne by the Company.

The Plan may be amended or terminated by the Company or the Committee at any time, without decreasing the interests of Participants at the time of such amendment or termination. The Plan may also be amended by the Company or the Committee to conform to the requirements of Section 409(A). Participants are not conferred any right to continued employment with the Company, or any other rights against the Company except as specified in the Plan. A copy of the Plan is filed with this Form 8-K as Exhibit No. 10.3. As of the date of this Form 8-K, the only employee who has been selected to participate in the Plan is Mark Brown, Chief Operating Officer of the Company. Any additional management or highly compensated employee participating in the Plan may only do so upon the selection by, and the approval of, the Committee.

(f) Not applicable.

Each of the summaries of the Gutridge Consulting Agreement, the Weisert Consulting Agreement and the Plan described above is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 10.1, the Agreement and Release attached hereto as Exhibit 10.2 and the Plan attached hereto as Exhibit 10.3, respectively, each of which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Agreement, effective as of January 16, 2007, by and between MTC Technologies, Inc., a Delaware corporation, and David S. Gutridge

10.2	Agreement and Release, effective as of January 1, 2007, by and between MTC Technologies, Inc., a Delaware corporation, and Donald Weisert

10.3	MTC Technologies, Inc. 2007 Deferred Compensation Plan, effective January 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTC TECHNOLOGIES, INC.

By:	/s/ Michael Gearhardt
Name:	Michael Gearhardt
Title:	Chief Financial Officer

Date: January 5, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.1	Agreement, effective as of January 16, 2007, by and between MTC Technologies, Inc., a Delaware corporation, and David S. Gutridge

10.2	Agreement and Release, effective as of January 1, 2007, by and between MTC Technologies, Inc., a Delaware corporation, and Donald Weisert

10.3	MTC Technologies, Inc. 2007 Deferred Compensation Plan, effective January 1, 2007